UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 1, 2006

LAKE SHORE BANCORP, INC.

(Exact name of registrant as specified in its charter)

United States	000-51821	To Be Applied For
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 East Fourth Street, Dunkirk, NY 14048

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (716) 366-4070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	On March 1, 2006, Robert L. Smith, Chief Financial Officer of Lake Shore Bancorp, Inc. (the “Registrant”) and Lake Shore Savings and Loan Association (the “Bank”) announced his intention to resign from his positions at the Registrant and the Bank effective March 17, 2006. Mr. Smith’s departure did not result from any disagreements between Mr. Smith and management or between Mr. Smith and the Registrant’s registered independent public accountants. For additional information, reference is made to the Registrant’s press release dated March 6, 2006, attached hereto as Exhibit 99.1, which is incorporated herein by reference.

(c)	On March 3, 2006, Rachel A. Foley was appointed the Chief Financial Officer of the Registrant and the Bank effective March 17, 2006. Ms. Foley, age 37, has been the Controller of the Bank since 1999. Prior to that, Ms. Foley was a Financial Audit Supervisor within the Internal Audit Department at M&T Bank in Buffalo, New York. Ms. Foley’s father, Dr. James P. Foley, serves on the Board of Directors of the Registrant and the Bank.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibit is furnished with this report:

Exhibit No.	Description
99.1	Press release dated March 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, INC.

By:	/s/ David C. Mancuso
Name:	David C. Mancuso
Title:	President and Chief Executive Officer

Date: March 6, 2006